SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

          |_|     Preliminary Proxy Statement
          |_|     Confidential,  for Use of the Commission only (as permitted by
                  Rule 14a-6(e)2)
          |X|     Definitive Proxy Statement
          |_|     Definitive Additional Materials
          |_|     Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                            The Millbrook Press Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


          Payment of filing fee (check the appropriate box):

          |X|     No fee required.

          |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2)     Aggregate number of securities to which transaction applies:

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          (3)     Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


          (4)     Proposed maximum aggregate value of transaction:

          (5)     Total fee paid:

          |_|     Fee paid previously with preliminary materials.


          |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)     Amount Previously Paid:


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          (2)     Form, Schedule or Registration Statement no.:


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          (3)     Filing Party:


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          (4)     Date Filed:

                            THE MILLBROOK PRESS INC.
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 2000
                                 --------------

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of THE MILLBROOK PRESS INC., a Delaware corporation (the "Company"), will be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022, on November 30, 2000, at 10:00 A.M., Local Time, for the following purposes:

               1. To elect six (6) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

               2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending July 31, 2001; and

               3. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 30, 2000 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                      By Order of the Board of Directors



                                      DAVID ALLEN,
                                      Secretary

Dated: November 2, 2000


         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            THE MILLBROOK PRESS INC.
                             2 OLD NEW MILFORD ROAD
                          BROOKFIELD, CONNECTICUT 06804
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 30, 2000
                                ----------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders by the Board of Directors of THE MILLBROOK PRESS INC., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022, on November 30, 2000, at 10:00 A.M., Local Time, or at any adjournment thereof.

         The principal executive offices of the Company are located at 2 Old New Milford Road, Brookfield, Connecticut 06804. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is November 2, 2000.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on October 30, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on the Record Date, there were 2,859,887 outstanding shares of the Company's common stock, $.01 par value (the "Common Stock"). Each of such shares is entitled to one vote. There was no other class of voting securities of the Company outstanding on that date. All shares of Common Stock have equal voting rights. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors, (ii) for the ratification of the appointment of Arthur

Andersen LLP as the Company's independent auditors for the year ending July 31, 2001, and (iii) for any other matter that may properly be brought before the Meeting or any adjournment thereof in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. Broker non-votes will have no effect on the election of directors. Abstentions may be specified on all proposals (except the election of directors) and will be counted as present for purposes of the item on which the abstention is noted.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer, and nominee for election as a director and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for directors, executive offices and 5% stockholders is 2 Old New Milford Road, Brookfield, Connecticut 06804.

    Name and Address                             Shares               Percentage
    Of Beneficial Owner                    Beneficially Owned        of Class(1)
    -------------------                    ------------------        -----------

Barry Fingerhut                             1,466,035 (2)(24)           45.0%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Irwin Lieber                                1,441,535 (3)(24)           44.2%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Barry Rubenstein                            1,437,536 (4)(24)           44.1%
68 Wheatley Road
Brookville, NY 11545

Harvey Sandler                              1,096,261 (5)(24)           36.7%
767 Fifth Avenue, 45th Floor
New York, NY 10153

John Kornreich                              1,085,917 (6)(24)           36.4%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Barry Lewis                                 1,085,917 (7)(24)           36.4%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Michael J. Marocco                          1,085,917 (8)(24)           36.4%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Andrew Sandler                              1,072,988 (9)(24)           35.9%
767 Fifth Avenue, 45th Floor
New York, NY 10153

21st Century Communications                 1,068,678(10)(24)           35.8%
 Foreign Partners, L.P.
c/o Fiduciary Trust (Cayman)  Limited
P.O. Box 1062
Grand Cayman, B.W.I.

21st Century Communications                 1,068,678(11)(24)           35.8%
 Partners, L.P.
767 Fifth Avenue, 45th Floor
New York, NY 10153

21st Century Communications                 1,068,678(12)(24)           35.8%
 T-E Partners, L.P.
767 Fifth Avenue, 45th Floor
New York, NY 10153

Applewood Capital Corp.                       200,000(13)(24)            6.5%
80 Cutter Mill Road
Great Neck, NY  11021

    Name and Address                             Shares               Percentage
    Of Beneficial Owner                    Beneficially Owned        of Class(1)
    -------------------                    ------------------        -----------

Jonathan Lieber                               208,310(14)(22)            6.8%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Seth Lieber                                   208,310(15)(24)            6.8%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Wheatley Partners II, L.P.                    200,000(16)(24)            6.5%
 (formerly Applewood
 Associates, L.P.)
80 Cutter Mill Road
Great Neck, NY 11021

Pamela Fingerhut                              197,357(17)(24)            6.7%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Frank J. Farrell                              172,422    (18)            5.8%

Howard Graham                                 198,525    (19)            6.7%

Jean E. Reynolds                               68,672    (20)            2.3%

Jeffrey Conrad                                117,500    (21)            3.9%

David Allen                                    15,000    (22)               *

Richard McCullough                                 -     (22)               *

Hannah Stone                                    2,586                       *

Bruno A. Quinson                                   -     (22)               *

Joseph Kanon                                       -     (22)               *

All directors and executive                   574,705    (23)           17.6%
officers as a group (9 persons)

   --------------------

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities, shares of Common Stock upon the exercise of options, warrants currently exercisable, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2)      Represents (i) 108,357  shares of Common Stock owned by Mr.  Fingerhut,
         (ii) an aggregate of 943,678 shares of Common Stock owned by 21st Century Communications Partners, L.P. ("21st Partners"), 21st Century Communications T-E Partners, L.P. ("21st T-E") and 21st Century Communications Foreign Partners, L.P. ("21st Foreign"),(iii) 200,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants ("Bridge Warrants") held by Wheatley Partners II, L.P., formerly Applewood Associates, L.P. ("Wheatley") issued in an August 1996 Bridge Financing ("Bridge Financing"), (iv) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E, and 21st Foreign, (v) 14,000 shares owned by Pamela Fingerhut, the wife of Mr. Fingerhut and
         (vi) 75,000 shares of Common Stock issuable upon exercise of Bridge Warrants held by Mr. Fingerhut. By virtue of being a shareholder, officer and director of InfoMedia Associates, L.P. ("InfoMedia") which is a general partner of 21st Partners, 21st T-E and 21st Foreign, a general partner of Wheatley, and the husband of Pamela Fingerhut, Mr. Fingerhut may be deemed to have shared power to vote and to dispose of 1,282,678 shares of Common Stock owned by such recordholders, of which Mr. Fingerhut disclaims beneficial ownership, except to the extent of his equity interest in such recordholders.

(3) Represents (i) 97,857 shares owned by Mr. Lieber, (ii) 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign,(iii) 200,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by Wheatley, (iv) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign and (v) 75,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by Mr. Lieber. By virtue of being a shareholder, officer and director of InfoMedia which is a general partner of 21st Partners, 21st T-E and 21st Foreign, and a general partner of Wheatley, Mr. Lieber may be deemed to have shared power to vote and dispose of the shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and Wheatley. Mr. Lieber disclaims beneficial ownership of the securities owned by 21st Partners, 21st T-E and 21st Foreign and Wheatley, except to the extent of his equity interest in such recordholders.

(4) Represents (i) an aggregate of 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign, (ii) 89,858 shares of Common Stock owned by Woodland Partners ("Woodland"), (iii) 275,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by Wheatley and Woodland, (iv) 125,000 shares of Common Stock issuable upon presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign and (v) 4,000 shares owned by Brian Rubenstein, the son of Barry Rubenstein. By virtue of being a shareholder, officer and director of InfoMedia which is a general partner of 21st Partners, 21st T-E and 21st Foreign and a general partner of Wheatley and Woodland, Mr. Rubenstein may be deemed to have shared power to vote and dispose of the securities owned by

         21st Partners, 21st T-E and 21st Foreign, Wheatley and Woodland and the father of Brian Rubenstein. Mr. Rubenstein disclaims beneficial ownership of all of the above securities except to the extent of his equity interest in such recordholders.

(5) Represents (i) 27,583 shares of Common Stock owned by Mr. Sandler, (ii) 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and (iii) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign. By virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is the general partner of another entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Sandler may be deemed to have shared power to vote and to dispose of the securities owned by 21st Partners, 21st T-E and 21st Foreign, of which Mr. Sandler disclaims beneficial ownership.

(6)      Represents  (i) 17,239  shares of Common Stock owned by Mr.  Kornreich,
         (ii) 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and (iii) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign. By virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is the general partner of another entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Kornreich may be deemed to have shared power to vote and to dispose of the securities owned by 21st Partners, 21st T-E and 21st Foreign, of which Mr. Kornreich disclaims beneficial ownership.

(7) Represents (i) 17,239 shares of Common Stock owned by Mr. Lewis, (ii) 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and (iii) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign. By virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is the general partner of another entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Lewis may be deemed to have shared power to vote and to dispose of the securities owned by 21st Partners, 21st T-E and 21st Foreign, of which Mr. Lewis disclaims beneficial ownership.

(8) Represents (i) 17,239 shares of Common Stock owned by Mr. Marocco, (ii) an aggregate of 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and (iii) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign. By virtue of being the sole shareholder, officer and director of an entity which is a general partner of an entity which is the general partner of another entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Marocco may be deemed to have shared power to vote and to dispose of the securities owned by 21st Partners, 21st T-E and 21st Foreign, of which Mr. Marocco disclaims beneficial ownership.

(9) Represents (i) 4,310 shares of Common Stock owned by Mr. Sandler, (ii) an aggregate of 943,678 shares of Common Stock owned by 21st Partners, 21st T-E and 21st Foreign and (iii) 125,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners, 21st T-E and 21st Foreign. By virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is the general partner of another entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Sandler may be deemed to have shared power to vote and to dispose of the securities owned by 21st Partners, 21st T-E and 21st Foreign, of which Mr. Sandler disclaims beneficial ownership.

(10)     Represents  (i) 86,142  shares of Common  Stock owned by 21st  Foreign,
         (ii) 639,840 shares of Common Stock and 217,696 shares of Common Stock owned by 21st Partners and 21st T-E, respectively, of which 21st Foreign disclaims beneficial ownership, (iii) 11,500 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Foreign and (iv) 28,500 and 85,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st T-E and 21st Partners, respectively. The general partners of 21st Foreign are Sandler Investment Partners, L.P., a New York limited partnership ("Sandler General Partner") and InfoMedia. The general partner of the Sandler General Partner is Sandler Capital Management, a New York general partnership ("SCM"). The general partners of SCM are corporations that are affiliates of Harvey Sandler, Barry Lewis, John Kornreich, Michael Marocco and Andrew Sandler. Infomedia's shareholders are Irwin Lieber, Barry Fingerhut and Barry Rubenstein.

(11)     Represents  (i) 639,840  shares of Common Stock owned by 21st Partners,
         (ii) 217,696 shares of Common Stock and 86,142 shares of Common Stock owned by 21st T-E and 21st Foreign, respectively, of which 21st Partners disclaims beneficial ownership (iii) 85,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Partners and (iv) 11,500 and 28,500 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Foreign and 21st T-E, respectively, of which 21st Partners disclaims beneficial ownership. The general partners of 21st Partners are the Sandler General Partner and InfoMedia. The general partner of the Sandler General Partner is SCM. The general partners of SCM are corporations that are affiliates of one or more of Harvey Sandler, Barry Lewis, John Kornreich, Michael Marocco and Andrew Sandler. InfoMedia's shareholders are Irwin Lieber, Barry Fingerhut and Barry Rubenstein.

(12) Represents (i) 217,696 shares of Common Stock owned by 21st T-E, (ii) 639,840 shares of Common Stock and 86,142 shares of Common Stock owned by 21st Partners and 21st Foreign, respectively, of which 21st T-E disclaims beneficial ownership, (iii) 28,500 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st T-E and (iv) 11,500 and 85,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by 21st Foreign and 21st Partners, respectively, of which 21st T-E disclaims beneficial ownership. The general partners of 21st Partners are the Sandler General Partner and InfoMedia. The general partner of the Sandler General Partner is SCM. The general partners of SCM are corporations that are affiliates of one or more of Harvey Sandler, Barry Lewis, John Kornreich, Michael Marocco and Andrew Sandler. Infomedia's shareholders are Irwin Lieber, Barry Fingerhut and Barry Rubenstein.

(13) By virtue of being a general partner of Wheatley, Applewood Capital Corp. ("Applewood Capital") has shared dispositive and voting power with respect to 200,000 shares of Common Stock issuable upon exercise of presently exercisable Bridge Warrants held by Wheatley.

(14)     Represents  (i) 8,310 shares of Common Stock owned by Mr.  Lieber,  and
         (ii) 200,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by Wheatley. By virtue of being an affiliate of an entity which is a general partner of Wheatley, Mr. Lieber may be deemed to have shared power to vote and dispose of the shares of Common Stock owned by Wheatley. Mr. Lieber disclaims beneficial ownership with respect to the securities owned by Wheatley, except to the extent of his equity interest in such recordholder. Jonathan Lieber is the son of Irwin Lieber.

(15)     Represents  (i) 8,310 shares of Common Stock owned by Mr.  Lieber,  and
         (ii) 200,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants held by Wheatley. By virtue of being an affiliate of an entity which is a general partner of Wheatley, Mr. Lieber may be deemed to have shared power to vote and dispose of the shares of Common Stock owned by Wheatley. Mr. Lieber disclaims beneficial ownership with respect to the securities owned by Wheatley, except to the extent of his equity interest in such recordholder. Seth Lieber is the son of Irwin Lieber.

(16) Represents 200,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants. The general partners of Wheatley are Irwin Lieber, Barry Rubenstein, Barry Fingerhut and Applewood Capital.

(17) Represents (i)14,000 shares of Common Stock owned by Pamela Fingerhut and (ii) 108,357 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of presently exercisable Bridge Warrants owned by Barry Fingerhut, the husband of Pamela Fingerhut. Pamela Fingerhut disclaims beneficial ownership of the shares of Common Stock and Bridge Warrants owned by Barry Fingerhut.

(18) Includes 102,913 shares of Common Stock issuable upon presently exercisable options.

(19) Represents 111,246 shares of Common Stock issuable upon presently exercisable options, 12,500 shares of Common Stock issuable upon presently exercisable Bridge Warrants which are owned by Mr. Graham and his wife as joint tenants, and 74,779 shares of Common Stock which are owned by Mr. Graham and his wife as joint tenants.

(20)     Includes   54,166  shares  of  Common  Stock  issuable  upon  presently exercisable options.

(21) Consists of 105,000 shares of Common Stock issuable upon presently exercisable options and 12,500 shares of Common Stock issuable upon presently exercisable Bridge Warrants.

(22)     Consists of shares issuable upon presently exercisable options.

(23) Includes 373,325 shares of Common Stock issuable upon presently exercisable options, 12,500 shares of Common Stock issuable upon presently exercisable Bridge Warrants held by Mr. Graham and 12,500 shares of Common Stock issuable upon presently exercisable Bridge Warrants held by Mr. Conrad. Does not include shares or presently exercisable Bridge Warrants held by 21st Foreign, 21st Partners and 21st T-E. Hannah Stone is Managing Director of SCM which is the general partner of Sandler General Partner which is a general partner of 21st Partners, 21st Foreign and 21st T-E.

(24) With respect to Wheatley, Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Applewood Capital, Seth Leiber, Jonathan Lieber and Pamela Fingerhut the foregoing information is derived from a Schedule 13D filed with the Commission by such individuals or entities on June 29, 1997, as amended through March 13, 2000. With respect to 21st Partners, 21st T-E, 21st Foreign, Harvey Sandler, Barry Lewis, Michael J. Marocco, John Kornreich and Andrew Sandler, the foregoing information is derived from a Schedule 13D filed with the Commission by such individuals or entities on June 29, 1997.

                        PROPOSAL I--ELECTION OF DIRECTORS

Nominees

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker nonvotes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors. All nominees are currently directors of the Company. The terms of the current directors expire at the Meeting and when their successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the nominees and certain information concerning them are set forth below:

                                                        First
                                                         Year
                                                        Became
         Name                       Age                Director
         ----                       ---                --------

Howard Graham                        70                 1989

Jeffrey Conrad                       57                 1997

Frank J. Farrell                     64                 1989

Hannah Stone                         35                 1997

Bruno A. Quinson                     62                 1999

Joseph Kanon                         54                 1999

         HOWARD GRAHAM, one of the Company's founders, has been a director of the Company since its inception in 1989, served as a Vice-President since the Company's inception in 1989 until December 1997 and has been Chairman of the Board of the Company since October 1997. From 1970 to 1988, Mr. Graham served in various senior management positions at Grolier, Inc. ("Grolier") and its subsidiaries, including President of Grolier International and executive Vice President of Grolier. He also served on Grolier's board of directors from 1983 to 1988. Mr. Graham currently serves as a director of the Save the Children Fund, a nonprofit corporation.

         JEFFREY CONRAD served as President and Chief Executive Officer of the Company since October 1996. From March 1992 to October 1996, Mr. Conrad served in various capacities at Larousse Kingfisher Chambers Inc., a subsidiary of the British publishing company Larousse PLC, most recently as President and Chief Executive Officer from January 1993 to October

1996. Prior thereto, Mr. Conrad was the Executive Vice President of Garland Press, an academic and reference publisher from 1981 to March 1992.

         FRANK J. FARRELL, one of the Company's founders, has been a director of the Company since its inception and served as a Vice President and Secretary since its inception until December 1996. From 1978 to 1989, Mr. Farrell served in various senior management positions with Grolier and its subsidiaries, including President of Grolier Educational Corporation and President of Grolier Electronic Publishing, Inc. and Group Vice President of Grolier's domestic reference materials operations. He also served on Grolier's board of directors from 1988 to 1989.

         HANNAH STONE has served as a director of the Company since June 1997. Ms. Stone is Managing Director of Sandler Capital Management, which she joined in 1993. Sandler Capital Management, through affiliates, is involved in the management of 21st Partners, 21st T-E and 21st Foreign. Ms. Stone also serves as a director of several private companies.

         BRUNO A. QUINSON has served as a director of the Company since November 1999. Mr. Quinson served as Chief Executive Officer of Henry Holt and Co., Inc. Prior to that Mr. Quinson was President of the General Books Division at the Macmillan Publishing Co. Currently Mr. Quinson serves as a consultant to the Publishing Industry.

         JOSEPH KANON has served as a director of the Company since November 1999. Mr. Kanon served as Executive Vice President for Trade and Reference Publishing at Houghton Mifflin Inc. from 1995 to 1997. Prior to that Mr. Kanon was Chief Executive Officer of E.P. Dutton. Mr. Kanon is currently an author and has published two best-selling novels.

         The Board of Directors has a Stock Option and Compensation Committee which administers the Company's 1994 Stock Option Plan (the "Plan") and makes recommendations concerning salaries, incentive compensation for employees of and consultants to the Company, and an Audit Committee which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Stock Option and Compensation Committee is composed of Mr. Graham and Ms. Stone. The Audit Committee is composed of Mr. Farrell, Ms. Stone and Mr. Quinson. The Company also has a Finance Committee to review potential equity or debt financings. Such Finance Committee consists of Mr. Graham, Ms. Stone and Mr. Kanon. The Company presently does not have a Nominating Committee, the customary functions of such committee being performed by the entire Board of Directors.

Director Compensation

         The Company's internal directors are not compensated for attendance at meetings. The Company currently compensates its outside directors for services rendered in their capacity as directors at a rate of $1,000 per meeting.

Meetings

         The Board of Directors held three (3) meetings, during the year ended July 31, 2000. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

Other Executive Officers

         JEAN E. REYNOLDS, 58, one of the Company's founders, has served as Senior Vice President-Publisher since October 1996 and as President of the Company from its inception in 1989 to October 1996. From 1970 to 1981, Ms. Reynolds served in various management positions at Grolier, including the editor-in-chief of Young People's Publications and of The New Book of Knowledge. Ms. Reynolds is a director of the Book Industry Study Group and chairs its Juvenile Interest Group, which monitors industry statistics. She is a director of the industry trade organization, The Children's Book Council. She also serves as a director of Kiper Enterprises, Inc., a private company specializing in first aid materials and Wellington Leisure Products, Inc., a private company specializing in the manufacturing of rope, craft and watersports material. On June 1, 2000, Ms. Reynolds was elected Executive Vice President and Publisher of the Company.

         DAVID ALLEN, 45, has been Vice President and Chief Financial Officer of the Company since February 1999. Prior thereto, Mr. Allen was (i) Vice President of JDM, Inc. from December 1996 to December 1998, and (ii) Vice President, Atlas Editions, Inc. formerly GMH Marketing, from June 1985 to December 1996. On June 1, 2000, Mr. Allen was named Executive Vice President and Chief Operating Officer of the Company.

         RICHARD McCULLOUGH, 50, has served as Vice President of Trade Sales for the Company since July 1999. Previously, Mr. McCullough was (i) an independent consultant from July 1997 to July 1999, (ii) Director Trade Sales and Marketing for McGraw Hill from 1993 to 1997, and (iii) Vice President Sales for John Wiley & Sons from 1980 to 1993.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Executive Compensation

         The following table sets forth, for the Company's 2000 fiscal year, all compensation awarded to, earned by or paid to the President and Chief Executive Officer ("CEO") and the most highly compensated executive officers of the Company other than the CEO who were executive officers of the Company at the end of the fiscal year ended July 31, 2000 and whose salaries and bonus exceeded $100,000 (three individuals) with respect to the fiscal year ended July 31, 2000.

                           SUMMARY COMPENSATION TABLE


                                                   Annual Compensation               Long Term Compensation
                                                   -------------------               ----------------------
                                                                    Other Annual                 All Other
    Name and Principal                                              Compensation    Number of   Compensation
        Position            Year        Salary($)        Bonus($)      ($)(1)        Options         ($)
        --------            ----        ---------        --------      ------        -------         ---

Jeffrey Conrad,             2000        $200,000        $30,000           -           20,000          -
President and Chief         1999         200,000              -           -                -          -
Executive Officer           1998         200,000              -           -           50,000          -

Jean E. Reynolds,           2000        $137,500         $7,000           -           10,000          -
Executive Vice              1999         130,000              -           -                -          -
President and               1998         130,000              -           -                -          -
Publisher

David Allen (2),            2000        $153,000        $15,000           -           25,000          -
Chief Financial             1999          75,000              -           -                -          -
Officer, Executive
Vice President,
Chief Operating
Officer and
Secretary

Richard McCullough,         2000        $125,000        $20,000           -           10,000          -
Vice President Trade
Sales and Marketing (3)

(1) Perquisites and other personal benefits, securities or property to each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(2)      Mr. Allen's employment with the Company commenced February 1999.

(3)      Mr. McCullough's employment with the Company commenced July 1999.


Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

         No options were exercised by the named executive officers during the fiscal year ended July 31, 2000. The following table provides information related to the number of options held by the named executive officers at fiscal year end. All of such options have an exercise price which is greater than $2.00 , which was the closing price of the Common Stock on July 31, 2000 as reported on the NASDAQ SmallCap market. Accordingly, as of July 31, 2000, none of such options were in the money.

                                       Number of Securities Underlying
       Name                             Unexercised Options at FY-End
                                                     (#)
                                      -----------------------------------
                                      Exercisable           Unexercisable
                                      -----------           -------------

Jeffrey Conrad  . . . . . .            105,000                  45,000

Jean E. Reynolds . . . . .              54,166                  10,000

David Allen . . . . . . . . .             0                     25,000

Richard McCullough . .                    0                     10,000

Employment Contracts with Executive Officers

         The Company has entered into an employment agreement with Jeffrey Conrad pursuant to which he is employed on a full-time basis as the Company's Chief Executive Officer and President. The term of the employment agreement expires in July 2002, and is automatically renewable for a one-year term unless either party terminates the employment agreement at least thirty (30) days prior to the expiration of the initial term or any subsequent term. Mr. Conrad's annual base cash compensation under the employment agreement is $215,000 for the fiscal years ending July 31, 2001 and 2002. For the fiscal year ended July 31, 2000 Mr. Conrad's base compensation was $200,000 and Mr. Conrad also received a bonus of $30,000. In the event of a change of control of the Company as deemed in Mr. Conrad's employment agreement, Mr. Conrad shall be entitled to his annual salary for one year. Mr. Conrad has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter.

         The Company has entered into an employment agreement with Jean E. Reynolds pursuant to which she is employed on a full-time basis as the Company's Executive Vice President - Publisher. The term of the employment agreement expires in September 2001. Ms. Reynolds annual base cash compensation under the employment agreement is $145,000. Ms. Reynolds' base salary will be reviewed annually by the Board of Directors. Ms. Reynolds has agreed not to compete with the Company during the term of her employment agreement and for a period of two years thereafter.

         On February 1, 1999, the Company entered into an employment agreement with David Allen pursuant to which he is employed on a full-time basis as the Company's Chief Financial Officer. The term of the employment contract expires February 1, 2001. Mr. Allen's annual base compensation under the employment agreement is $150,000. For the fiscal year ended July 31, 2000, Mr. Allen received a bonus of $15,000. Mr. Allen has agreed not to compete with the Company during the term of his employment agreement and for a period of one year thereafter. On June 1, 2000, Mr. Allen was promoted to Executive Vice President and Chief Operating Officer under the terms of the existing contract.

         On July 12, 1999, the Company entered into an employment agreement with Richard McCullough pursuant to which he is employed on a full-time basis as the Company's Vice President of Trade Sales and

Marketing.  The  term of the  employment  contract  expires  July  31,2001.  Mr.
McCullough's annual base compensation under the employment agreement is $125,000. For the fiscal year ended July 31, 2000, Mr. McCullough received a bonus of $20,000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 16, 1999, the Company purchased 595,113 shares of Common Stock in a private transaction from Wheatley, the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, for an aggregate price of $967,000 or $1.625 per share. Upon consummation of the transaction, the repurchased shares of Common Stock were placed in treasury. The following persons, or entities, who may be deemed to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, are general partners or are affilited with general partners of Wheatley: Barry Fingerhut, Irwin Lieber, Barry Rubenstein, Applewood Capital, Jonathan Lieber and Seth Lieber.

         There were no other transactions involving the Company and its subsidiaries and its executive officers and/or Directors from August 1, 1998 which exceeded $60,000.

                   PROPOSAL II--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors appointed Arthur Andersen LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending July 31, 2001. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will consider the appointment of other certified public accountants. The approval of the proposal to ratify the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

         The Company's auditors for the fiscal year ended July 31, 2000 were Arthur Andersen LLP.

Recommendation

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING JULY 31, 2001.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2000 Annual Report for the year ended July 31, 2000, which contains certified financial statements of the Company for the year ended July 31, 2000.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED JULY 31, 2000 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO DAVID ALLEN, CHIEF FINANCIAL OFFICER AND SECRETARY AT THE MILLBROOK PRESS INC., 2 OLD NEW MILFORD ROAD, BROOKFIELD, CONNECTICUT 06804.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than July 7, 2001.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2001 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by September 20, 2001, the Company will be allowed to use its voting authority as outlined above.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.




David Allen
Secretary

November 2, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            THE MILLBROOK PRESS INC.

                     Proxy - Annual Meeting of Stockholders
                                November 30, 2000

The undersigned, a stockholder of The Millbrook Press Inc., a Delaware corporation (the "Company") does hereby appoint Jeffrey Conrad and David Allen, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022, on November 30, 2000, at 10:00 a.m. Local Time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

1.       ELECTION OF DIRECTORS:
         The election of the following directors: Howard Graham, Jeffrey Conrad, Frank J. Farrell, Bruno A. Quinson, Joseph Kanon and Hannah Stone to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

         / /  FOR        / /  WITHHOLD       TO WITHHOLD AUTHORITY TO VOTE FOR
                              VOTE           ANY NOMINEE(S), PRINT NAME(S) BELOW

                                             -----------------------------------

2.       RATIFICATION OF APPOINTMENT OF AUDITORS:

         To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending July 31, 2001.

         / /  FOR        / /  AGAINST         / / ABSTAIN

3.       DISCRETIONARY AUTHORITY:

         To vote with discretionary authority with respect to all other matters which may come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT DIRECTORS AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPNAY'S INDEPENDENT AUDITORS.


                                        The undersigned hereby revokes any proxy
                                        or   proxies   heretofore   given,   and
                                        ratifies  and  confirms   that  all  the
                                        proxies  appointed  hereby,  or  any  of
                                        them, or their substitutes, may lawfully
                                        do or cause to be done by virtue hereof.
                                        The  undersigned   hereby   acknowledges
                                        receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 2, 2000, and a copy of the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.



                                        Dated ____________________________ 2000


                                        ---------------------------------------